EMPLOYMENT AGREEMENT


     Agreement (this "Agreement"), dated as of June 20, 1999, by and between VOICE MOBILITY INC., a British Columbia corporation, having its principal place of business at 701- 543 Granville Street, Vancouver, British Columbia, V6C 1X8 Canada (the "Corporation"), and Budd Stewart, residing at 852 Prspect Ave., North Vancouver, V7R 2M3 (the "Executive").

     WHEREAS, the Corporation desires to employ the Executive as an executive officer, and the Executive is willing to accept such employment, all subject to the terms and conditions set forth herein:

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto (the "Parties") agree as follows:

1.   EMPLOYMENT AND TERM

     Subject to the terms and conditions hereof, the Corporation hereby employs the Executive, and the Executive hereby accepts employment by the Corporation, for a period of three (2) years commencing on the date hereof.

2.   DUTIES

     The Executive shall serve the Corporation as its Vice President of Operations and, in such capacity, subject to the direction of the Corporation's President, Chief Executive Officer and Board of Directors, he shall be responsible for the all duties as outlined in the attached job description.

3.   COMPENSATION

     (a) Base Salary. As base compensation for the services to be rendered by the Executive hereunder, the Corporation agrees to pay the Executive an annual base salary in the amount of $100,000, such salary to be paid in bi-weekly installments.

     (b) Additional compensation in the form of stock options will be available to the Executive pursuant to the Stock Option Plan.

4.   INITIAL GRANT OF OPTIONS.

     As a signing bonus, the Corporation shall grant to the Executive as of the date hereof and pursuant to a separate Stock Option Agreement, 250,000 stock options. Availablity of said options will be subject to the option plan as adopted by the Board of Directors. A further 250,000 will be made availbale based upon an agreed to performance criteria.

5.   EXPENSE REIMBURSEMENT.

     The Executive shall be entitled, on a basis consistent with the Corporation's policy applicable to its executives, to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his obligations hereunder. The Corporation shall reimburse the Executive for such expenses upon presentation to the Corporation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Corporation may from time to time require under its established policies and procedures.

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6.   OTHER BENEFITS.

     (a) Car Allowance. The Corporation shall also pay the executive an allowance to cover the cost of leasing an automobile of his choice, with such allowance not to exceed $500 per month..

     (b) Participation in Benefit Plans. The Executive shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, any such medical insurance, pension, retirement, life insurance, bonus, profit-sharing, or other fringe benefit plans or policies as the Corporation may make available to, or have in effect for, its executive personnel from time to time, including, without limitation, those plans set forth on Schedule "A". Plans and benefits may be modified or eliminated by the Corporation from time to time as it determines in its sole discretion.

     (c) Vacation. The Executive shall be entitled to a minimum of three (3) weeks of paid vacation each calendar year.

7.   TERMINATION ON DISABILITY OR DEATH

     (a) In the event that the Executive is unable to perform his services to the Corporation by reason of physical or mental disability or incapacity for a period of more than three successive months, the Corporation may terminate this Agreement. Periods of disability shall not be counted as successive if the Executive has returned to work for at least one month between such periods of disability. To the extent that the Corporation maintains disability insurance for the benefit of the Executive, any compensation paid to the Executive by the Corporation during the term of Executive's disability shall be repaid to the Corporation to the extent that the Executive receives disability benefits for the same time period. Once disability benefits have begun, any compensation due under this Agreement shall be reduced by the same amount received by the Executive. The Executive's employment shall terminate immediately upon his death.

     (b) Upon termination of the Executive's employment by reason of his death or disability as aforesaid, the Executive, or in the case of the Executive's death, the Executive's personal representatives, shall be entitled to receive all base compensation earned or accrued to the date of such termination and not theretofore paid.

8.   TERMINATION FOR CERTAIN CAUSES.

     In the event of (i) the conviction of the Executive of any criminal code offence under federal or provincial law, or (ii) willful gross misconduct of the Executive in the performance of his duties hereunder; (iii) a material breach of any of the provisions of this Agreement, where such breach has not been cured by the Executive within a period of ten days of receipt of written notice from the Corporation of proposed termination specifying the particular breach; (iv) the Executive's abuse of alcohol or illegal drugs, unless, in the sole discretion of the Corporation, the Executive shall successfully complete a qualified rehabilitation program; (v) any act of theft or fraud by the Executive against the Corporation.

     Termination without cause entitles the Executive to three months' salary and benefits.

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9.   DISCLOSURE AND ASSIGNMENT OF DISCOVERIES

     (a) The Executive hereby covenants and agrees to disclose promptly and fully, in writing, whenever possible, to the Corporation and its attorneys and designated representatives, without additional compensation, all ideas, formulae, programs, systems, devices, inventions, processes, business concepts, discoveries, improvements, developments, works of authorship, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protectable relating to the business and products of the Corporation (together, the "Developments"), which he may conceive, develop, reduce to practice, acquire or make, along or jointly with others:

          (i) during the term of his employment with the Corporation, whether during or outside of the usual hours of work;

          (ii) within a period of two years after termination of his employment with the Corporation; and

          (iii)at any time after termination of his employment with the Corporation, if such Developments arise out of any work done or concepts developed by the Executive, alone or with others, during his employment by the Corporation.

     The Executive hereby agrees that all of his right, title, and interest in and to such Developments shall be deemed as held by him in a fiduciary capacity solely for the benefit of the Corporation, shall be the sole and exclusive property of the Corporation and shall be subject to the confidentiality provisions of Paragraph 11 as confidential information of the Corporation.

     (b) The Executive, when required to do so, either during or after the term of his employment with the Corporation, shall:

          (i) assign and convey to the Corporation his entire right, title and interest in and to the Developments to the extent not owned by the Corporation as a matter of law from the time of their creation and execute, acknowledge and deliver all such further instruments and documents, in form and substance satisfactory to the Corporation, as it shall deem reasonably necessary or advisable to evidence the vesting in the Corporation of all right, title and interest of the Executive in and to the Developments;

          (ii) assist the Corporation and its agents in preparing patent applications, domestic and foreign, covering the Developments;

          (iii)sign and deliver all such applications and assignments of the same to the Corporation; and

          (iv) generally give all information and testimony, sign all papers and do all things which may be needed or requested by the Corporation to the end that the Corporation may obtain, extend, reissue, maintain and enforce United States and foreign patents covering the Developments.

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     (c)  The   Executive   hereby   irrevocably   nominates  and  appoints  the
          Corporation his attorney-in-fact to sign and deliver all such papers, and perform all such acts, mentioned in Paragraph 9(b), in the event of the Executive's absence, unavailability, refusal, or death, such nomination and appoint hereby being granted with full authority in the premises, and such authority to be deemed coupled with an interest vested in the Corporation.

     (d) The Corporation agrees to bear all expenses which it causes to be incurred in obtaining, extending, issuing, maintaining and enforcing such patents and in investing and perfecting title thereto in the Corporation, and agrees further to pay the Executive for any time which it may require of him therefore, and for any services that may be required of him pursuant to Paragraph 9(b), subsequent to the termination of his employment with the Corporation, such payment to be at an hourly rate equivalent to that at which the Executive is paid at the time of the termination of his employment by the Corporation.

     (e) In the event of the unenforceability of all or part of the foregoing provisions in this Paragraph 9, as determined by a court of competent jurisdiction, the Executive hereby transfers and assigns to the Corporation such lesser interests in the Developments, including without limitation, any and all United States and foreign patent rights therein and renewals thereof, as may be determined by such a court to be a reasonable grant of interests under the circumstances, but, in any event, and without limitation, the Executive shall be deemed to have granted to the Corporation not less than an irrevocable, non-exclusive license, with the right to sublicense others, to manufacture, use, lease and sell the Developments which have not been assigned to the Corporation under the provisions of Paragraph 9(b), without payment of any royalty.

10.  CONFIDENTIALITY

     (a) The Executive understands and hereby acknowledges that as a result of his employment with the Corporation, he will necessarily become informed of, and have access to, certain valuable and confidential information of the Corporation and its subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by the Executive, is the exclusive property of the Corporation to be held by the Executive in trust and solely for the Corporation's benefit. Accordingly, the Executive hereby agrees that he shall not, at any time, either during or subsequent to his employment hereunder, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Corporation's confidential information without the prior written consent of the Corporation, except to responsible officers and employees of the Corporation and other responsible persons who are in contractual or fiduciary relationship with the Corporation or who have a need for such information for purposes in the interest of the Corporation, and except for such information for purposes in the interest of the Corporation, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than the Executive.

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     (b)  Upon the  termination of his employment  with the  Corporation for any reason whatsoever, the Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials, including, without limitation, those of a secret and confidential nature, relating to the Corporation's business which are in the Executive's possession or control.

11.  NON-COMPETITION.

     The Executive agrees that, during the term of this Agreement and for a period of one year after the expiration or termination of his employment with the Corporation, he shall not, anywhere in the United States of America or elsewhere in the world (or in such small area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of the Executive), directly or indirectly:

          (i) engage in a competitive line of business to the business carried on by the Corporation, either for his own account or with or for anyone else;

          (ii) solicit or attempt to solicit business of any customers of the Corporation for products or services the same or similar to those offered, sold, produced or under development by the Corporation;

          (iii)otherwise divert or attempt to divert from the Corporation any business whatsoever;

          (iv) solicit or attempt to solicit for any business endeavor any employee of the Corporation;

          (v) interfere with any business relationship between the Corporation and any other person; or

          (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a partner, lender or otherwise in, any person which is so engaged.

     For purposes of subparagraph 11(i) and (ii) it shall not be deemed a violation of these subparagraphs if after the expiration or termination of this Agreement, the Executive, either for his own account or with or for anyone else, engages in the sale, manufacture, distribution or marketing of products or services that are not at that time sold, manufactured distributed or marketed by the Corporation.

12.  REMEDIES

     Because the Corporation does not have an adequate remedy at law to protect its business from the Executive's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Paragraphs 9, 10, and 11, be available to the Corporation. In the event of such a breach, in addition to any other remedies, the Corporation shall be entitled to receive from the Executive payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing any such provision.

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13.  SURVIVAL

     The provisions of Paragraphs 9, 10, and 11 shall survive termination of this Agreement for any reason.

14.  ENTIRE AGREEMENT

     This Agreement sets forth the entire understanding of the Parties and merges and supersedes any prior or contemporaneous agreements between the Parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the Party against whom the same is sought to be enforced; provided, however, that the Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a Party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such Party nor to in any way affect the validity of this Agreement of such Party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

15.  SUCCESSORS AND ASSIGNS

     Neither Party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other Party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation, or upon the merger or consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of, and be binding upon, both the Executive and the corporation purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the Parties and their legal representatives, heirs, successors and assigns.

16.  ADDITIONAL ACTS

     The Executive and the Corporation each agrees that h or it shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

17.  COMMUNICATIONS

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

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18.  CONSTRUCTION

     The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions hereof. References in this Agreement to Paragraphs are to the paragraphs of this Agreement.

19.  COUNTERPARTS

     This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

20.  SEVERABILITY

     If any provision of this Agreement is held to be invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

21.  GOVERNING LAW

     This Agreement is made and executed and shall be governed by the laws of the Province of British Columbia, Canada applicable to contacts made in and to be performed in British Columbia.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.


                                            VOICE MOBILITY INC.

                                            By: /s/James J. Hutton
                                               James J. Hutton,
                                                 President


                                            /s/Bud Stewart
                                            ------------------------
                                            Bud Stewar1,
                                            The Executive
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